EXHIBIT 24
POWER OF ATTORNEY


     KNOW ALL BY THESE PRESENTS, that the person whose signature appears below hereby constitutes and appoints Brad Nelson his true and lawful attorney-in-fact and agent, for him and in his name, place and stead, in any and all capacities (including, but not limited to, as a general partner of any partnership, a member or manager of any limited liability company, a trustee of any trust, or an officer or director of any corporation or other entity), with full power of substitution, to: (i) sign any and all instruments, certificates and documents that may be necessary, desirable or appropriate to be executed pursuant to
Section 13 or 16 of the Securities Exchange Act of 1934, as amended, and any and all regulations promulgated thereunder, (ii) sign any notice on Form 144 (including any amendments thereto) pursuant to Rule 144 of the Securities Act of 1933, as amended, (iii) file the same (including any amendments thereto), with all exhibits thereto, and any other documents in connection therewith, with the Securities and Exchange Commission, and any stock exchange or similar authority, and (iv) take any other action of any type whatsoever in connection with the foregoing which, in the opinion of such attorney-in-fact, may be of benefit to, in the best interest of, or legally required by, the undersigned, it being understood that the documents executed by such attorney-in-fact on behalf of the undersigned pursuant to this power of attorney shall be in such form and shall contain such terms and conditions as such attorney-in-fact may approve in such attorney-in-fact's discretion, granting unto said attorney-in-fact full power and authority to do and perform each and every act and thing necessary, desirable or appropriate.

     The understood hereby grants to the attorney-in-fact full power and authority to do and perform any and every act and thing whatsoever requisite, necessary or proper to be done in the exercise of any of the rights and powers herein granted, as fully to all intents and purposes as the undersigned might or could do if personally present with full power of substitution or revocation, hereby ratifying and confirming all that such attorney-in-fact or such attorney-in-fact's substitute or substitutes, shall lawfully do or cause to be done by virtue of this power of attorney.

     This power of attorney shall remain in full force and effect until revoked by the undersigned in a signed writing delivered to the attorney-in-fact.

     IN WITNESS WHEREOF, the undersigned has executed this power of attorney as of the 11th day of February, 2014.

                                            /s/ Farhad Fred Ebrahimi
                                            --------------------------------
                                            Farhad Fred Ebrahimi